Exhibit 5(a)

Squire Patton Boggs (US) LLP 1000 Key Tower 127 Public Square Cleveland, Ohio 44114 O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com

December 31, 2025

NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408

To the Addressee:
We have acted as counsel to NextEra Energy, Inc., a Florida corporation (the “Company”), in connection with the offering of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), by the Company pursuant to the Registration Statement (as defined below) having an aggregate gross sales price of up to $4,000,000,000 (the “Shares”).
We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-278184, 333-278184-01 and 333-278184-02 (the “Registration Statement”), which Registration Statement was filed jointly by the Company, Florida Power & Light Company and NextEra Energy Capital Holdings, Inc. with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated March 22, 2024 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated December 31, 2025 (the “Prospectus Supplement”) relating to the Shares, both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the Equity Distribution Agreement, dated December 31, 2025, among the Company and BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, as agents (the “Agreement”); (4) the corporate proceedings of the Company with respect to the Registration Statement and the Agreement; and (5) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company under the Agreement, when issued and delivered by the Company and upon receipt by the Company of the consideration therefor in accordance with the terms of the Agreement, and in accordance with a transaction proposal and corresponding transaction acceptance or a terms agreement thereunder that has been authorized by the Board of Directors of the Company or a duly authorized committee thereof, will be validly issued, fully paid and non-assessable.

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December 31, 2025

In rendering the foregoing opinions, we have assumed that: (1) the certificates representing the Shares will be in the form or in substantially the form currently used by the Company for shares of Common Stock issued in certificated form, and a direct registration advice will be in the form or in substantially the form used by the Registrar and Transfer Agent for shares of Common Stock issued without certificates; and (2) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
We hereby consent to the reference to us in the Base Prospectus under the heading “Legal Opinions,” to the references to us in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission by the Company on or about December 31, 2025, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is limited to the laws of the States of Florida and New York and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Florida law, Morgan, Lewis & Bockius LLP is hereby authorized to rely upon this opinion as though it were rendered to Morgan, Lewis & Bockius LLP.

Very truly yours, /s/ Squire Patton Boggs (US) LLP

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